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                                                               EXHIBIT NO. 99.11



                          INDEPENDENT AUDITORS' CONSENT



         We consent to the incorporation by reference in this Post-Effective Amendment No. 31 to Registration Statement No. 2-54607 of MFS Series Trust IV, of behalf of MFS OTC Fund, a series of MFS Series Trust IV, of our report dated October 4, 1996 appearing in MFS OTC Fund's annual report to shareholders for the year ended August 31, 1996, and to the references to us under the headings "Condensed Financial Information" in the Prospectus and "Independent Auditors and Financial Statements" in the Statement of Additional Information, which are part of such Registration Statement.





DELOITTE & TOUCHE LLP

Boston, Massachusetts
June 24, 1997